                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       IRIDIUM WORLD COMMUNICATIONS LTD.
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

[IRIDIUM LETTERHEAD LOGO]

                                               Iridium World Communications Ltd.
                                               1575 Eye Street, NW
                                               Washington, DC 20005
                                               USA

                                          April 16, 1999

To All Members:

     You are cordially invited to attend the 1999 Annual General Meeting of Members of Iridium World Communications Ltd. (the "Company"), which will be held at The Westin Fairfax Hotel, 2100 Massachusetts Avenue, NW, Washington, DC 20008 on Tuesday, May 18, 1999 at 9:00 a.m. Eastern Daylight Time. Holders of record of the Company's Class A Common Stock at the close of business on April 1, 1999, are entitled to notice of and to vote at the 1999 Annual General Meeting.

     The items for consideration at the 1999 Annual General Meeting are set forth on the accompanying Notice of 1999 Annual General Meeting.

     We hope that you will attend the 1999 Annual General Meeting. Whether or not you plan to attend, please sign, date and return your proxy promptly in the envelope provided in order to make certain that your shares will be represented at the 1999 Annual General Meeting.

     The Company's 1998 Annual Report for the fiscal year ended December 31, 1998, is included in this package, and we urge you to read it carefully.

                                          Sincerely yours,

                                          /s/ EDWARD F. STAIANO
                                          ----------------------

                                          Edward F. Staiano
                                          Chairman of the Board and Chief
                                          Executive Officer

                NOTICE OF 1999 ANNUAL GENERAL MEETING OF MEMBERS
                         MAY 18, 1999, 9:00 A.M. (EDT)

To the Members:

     Notice is hereby given that the 1999 Annual General Meeting of members (holders of shares) of Iridium World Communications Ltd. (the "Company"), a Bermuda company limited by shares, will be held on Tuesday, May 18, 1999 at The Westin Fairfax Hotel, 2100 Massachusetts Avenue, NW, Washington, DC 20008 at 9:00 a.m., Eastern Daylight Time, for the following purposes:

          1. To elect Directors for the ensuing year.

          2. To consider and approve the appointment of KPMG LLP as independent auditors of the Company for 1999.

          3. To transact such other business as may properly come before the meeting.

     Only holders of record of the Company's Class A Common Stock, $0.01 par value ("Common Stock") at the close of business on April 1, 1999 will be entitled to vote at the meeting.

     PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO MEMBERS OF THE COMPANY AS OF APRIL 1, 1999 (OR THEIR AUTHORIZED REPRESENTATIVES).

     Attendance at the meeting is limited to holders of Common Stock as of April 1, 1999 or their named representatives. Attendees will be required to provide proof of ownership (for example, a broker statement or broker letter) or proof of representation. Attendees who wish to vote in person will be required to certify that their shares have not been previously voted, or to revoke any previously provided proxy. We reserve the right to limit the number of representatives who may attend the meeting.

     Holders of Common Stock entitled to vote at the meeting are requested to date, sign and mail the enclosed proxy even if they intend to attend the meeting. If holders of Common Stock entitled to vote at the meeting are present at the meeting, their proxies may be withdrawn, even if previously voted by mail, and they may vote personally on all matters properly brought before the meeting on which holders of Common Stock are entitled to vote.

                                          By order of the Board of Directors

                                          /s/ F. THOMAS TUTTLE
                                          ---------------------

                                          F. Thomas Tuttle, Vice President,
                                          General Counsel and Assistant
                                          Secretary

April 16, 1999

     IN ORDER THAT THERE MAY BE A PROPER REPRESENTATION AT THE MEETING, MEMBERS ARE REQUESTED TO VOTE THEIR PROXIES BY SENDING THE PROXY CARDS IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ATTENTION TO THIS REQUEST WILL REDUCE THE EXPENSE OF SOLICITING PROXIES.

                       IRIDIUM WORLD COMMUNICATIONS LTD.
                                PROXY STATEMENT

     The 1999 Annual General Meeting of members (holders of shares) of Iridium World Communications Ltd. (the "Company") will be held on Tuesday, May 18, 1999 at The Westin Fairfax Hotel, 2100 Massachusetts Avenue, NW, Washington, DC 20008 at 9:00 a.m., Eastern Daylight Time, for the purposes set forth in the accompanying Notice. The only matters, which the Board of Directors of the Company intends to present, are those listed in the accompanying Notice of 1999 Annual General Meeting. It is anticipated that this Proxy Statement and the enclosed proxy will be first mailed to members on or about April 16, 1999.

     Only members of record at the close of business on April 1, 1999, will be entitled to notice of the meeting or any postponements or adjournments thereof. Only members of record holding shares of the Company's Class A Common Stock, $0.01 par value ("Common Stock") on April 1, 1999, will be entitled to vote at the meeting. On that date, there were 19, 729, 130 issued and outstanding shares of Common Stock, the only class of voting securities of the Company. For each matter which may properly come before the meeting, each share of Common Stock is entitled to one vote.

     The enclosed proxy is solicited by the Board of Directors on behalf of the Company and the costs thereof will be borne by Iridium LLC on behalf of the Company. If the proxy in such form is properly returned by dating, signing and mailing and choices are specified, the shares of Common Stock represented thereby will be voted at the meeting in accordance with those instructions. Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked) will be voted as follows:

          FOR -- Election of each of the Directors nominated by the Board of Directors.

          FOR -- Approval of the selection of KPMG LLP as the Company's independent auditors for 1999.

          -- and in the proxyholders' discretion upon any other matter properly brought before the 1999 Annual General Meeting.

     A proxy, if given, may be revoked by the member giving it at any time before it is voted. A proxy may be revoked by written notice of revocation or by a later dated proxy, in either case delivered by mail to F. Thomas Tuttle, the Vice President, General Counsel and Assistant Secretary of the Company prior to the 1999 Annual General Meeting. Attendance at the 1999 Annual General Meeting will not automatically revoke a proxy, but a member in attendance may request to vote in person, thereby revoking a previously given proxy.

     Directors are elected by a majority of the votes cast in person or represented by proxy at the 1999 Annual General Meeting. A majority of the votes cast in person or represented by proxy at the 1999 Annual General Meeting is required to approve the selection of independent auditors and to act on any other matters properly brought before the 1999 Annual General Meeting.

     Abstentions have no effect upon the vote of any matter submitted for member approval. In the case of broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal, but votes on another proposal), the broker non-vote will have no effect upon the vote of the matter to which the broker non-vote applies.

     Under the Company's Bye-Laws, each item for action at the meeting shall first be voted on by a show of hands, and each member present and each person holding a valid proxy shall be entitled to one vote. The Chairman of the meeting shall then declare whether the item has carried or failed if such outcome was determined unanimously. If the item has not carried or failed unanimously, the Chairman of the meeting shall call for a poll of the meeting by written ballot to determine the item. In such poll, each person present shall be entitled to one vote for each share owned by such person or for which such person has a valid proxy. The written ballots shall be examined by the inspection committee, which shall consist of at least two members or holders of valid proxies who shall be appointed by the Chairman of the meeting, and the result of the poll shall be declared by the Chairman.

     The Company's 1998 Annual Report for the fiscal year ended December 31, 1998 is enclosed herewith.

                RELATIONSHIP BETWEEN THE COMPANY AND IRIDIUM LLC

     The Company is organized to act as a special purpose member of Iridium LLC and to have no other business. The power and authority to conduct and manage the business of the Company is vested in the Board of Directors of the Company. The Company's only assets are its Class 1 Membership Interests in Iridium LLC and its rights to acquire Class 1 Membership Interests in Iridium LLC. The Company's only business is participating in the management of Iridium LLC. As of April 1, 1999, there were 19, 729, 130 issued and outstanding shares of Common Stock, and the Company owned 19, 729, 130 Class 1 Membership Interests in Iridium LLC, representing approximately 13.25% of the Class 1 Membership Interests. The remaining approximately 86.75% of the Class 1 Membership Interests are owned by Iridium LLC's strategic investors. The following is a chart of Iridium LLC's ownership structure as of April 1, 1999, reflecting percentage ownership in Class 1 Membership Interests.

                          [OWNERSHIP STRUCTURE CHART]

THE COMPANY'S PARTICIPATION IN THE GOVERNANCE OF IRIDIUM LLC

     Iridium LLC is governed by the Board of Directors of Iridium LLC and the members of Iridium LLC may manage Iridium LLC only through their election of Directors to the Board of Directors of Iridium LLC. The Limited Liability Company Agreement of Iridium LLC provides the Company with certain special membership rights (the "Company Special Rights") unless (i) the Company sells or otherwise disposes of Class 1 Membership Interests in Iridium LLC and, as a result of such sale or other disposition, the Company's Class 1 Membership Interests represent less than 5% of the total outstanding Class 1 Membership Interests, or (ii) one of various events involving a change in the control of the Company occurs.

     The Company Special Rights include (i) the right to appoint to the Iridium LLC Board of Directors two Directors of the Company who otherwise are not employed by or affiliated with

Motorola, Inc. or Iridium LLC, or any other member of Iridium LLC owning more than 5% of the outstanding Class 1 Membership Interests (the "Independent Company Directors"), (ii) the right to designate one Independent Company Director as Vice Chairman of the Iridium LLC Board of Directors, (iii) the right to designate one Independent Company Director for membership in each committee of the Iridium LLC Board of Directors, and (iv) the obligation of Iridium LLC to obtain the consent of one of the Independent Company Directors prior to: (A) making any material amendments or modifications to the Limited Liability Company Agreement of Iridium LLC; (B) approving any business plan of Iridium LLC that would result in any material change in the purpose of Iridium LLC or the business of Iridium LLC as set forth and contemplated by the Limited Liability Company Agreement of Iridium LLC; (C) making certain acquisitions; (D) selling, leasing (as lessor), exchanging or otherwise disposing of substantially all the assets of Iridium LLC (other than to a person controlled by Iridium LLC); (E) causing the dissolution and/or liquidation of Iridium LLC; or (F) taking certain bankruptcy or insolvency related actions with respect to Iridium LLC.

     The Company will not be entitled to appoint more than two Directors to the Board of Directors of Iridium LLC even if its ownership interest in Iridium LLC increases. Since June 1997, Richard L. Lesher and William A. Schreyer have served as the Independent Company Directors.

MANAGEMENT SERVICES PERFORMED BY IRIDIUM LLC FOR THE COMPANY

     The Company and Iridium LLC have entered into a Management Services Agreement pursuant to which Iridium LLC has agreed to supervise and manage the day-to-day operations of the Company in accordance with the instructions of the Board of Directors of the Company. Among other things, Iridium LLC is responsible for administering the following functions of the Company: treasury, accounting, legal, tax, insurance, licenses and permits, investor relations, public relations and securities law compliance. Iridium LLC receives no fee or expense reimbursement for its services under the Management Services Agreement.

     The Company has no salaried employees. Each executive officer of the Company is also an executive officer of Iridium LLC, except the Secretary of the Company, Wayne Morgan, who under Bermuda law must be a Bermuda resident. Executive officers of Iridium LLC who also serve as executive officers of the Company are not separately compensated for their services to the Company. Mr. Morgan is compensated for his services as Secretary of the Company by Iridium LLC pursuant to the Management Services Agreement.

                                   ITEM NO. 1

                             ELECTION OF DIRECTORS

     The term of office of all present Directors of the Company will expire on the day of the 1999 Annual General Meeting upon the election of their successors. The number of Directors of the Company to be elected at the meeting is seven. Each Director elected at the 1999 Annual General Meeting will serve until the 2000 Annual General Meeting or until his successor is elected or appointed, or until the office is otherwise vacated.

NOMINEES

     Each of the nominees named below is currently a Director of the Company.

     At the time of the 1999 Annual General Meeting, if a nominee named below is not available to serve as a Director (an event which the Board of Directors does not now anticipate), the shares of Common Stock represented by all valid proxies will be voted for the election of such other person as the Board of Directors may recommend.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES.

     Set forth below are the names and ages of the nominees, the principal occupation of each, the year in which first elected a Director of the Company, the business experience of each for at least the past five years and certain other information concerning each of the nominees.

     EDWARD F. STAIANO -- 62 -- Chairman of the Board of the Company since May 1997 and Chief Executive Officer of the Company since March 1997. Vice Chairman and Chief Executive Officer of Iridium LLC since January 2, 1997 and Director of Iridium LLC since October 1994. Prior to joining Iridium LLC, Dr. Staiano served Motorola, Inc. as Executive Vice President, President and General Manager of the General Systems Sector (comprised of the cellular subscriber group, cellular infrastructure group, network ventures division, personal communications and the computer group) from 1989 to December 1996.

     ROBERT W. KINZIE -- 65 -- Director of the Company since December 1996. Chairman of the Board of Iridium LLC since October 1991 and Chief Executive Officer of Iridium LLC from October 1991 to January 1, 1997. Prior to joining Iridium LLC, Mr. Kinzie was the Director of Strategic Planning for Intelsat from 1987 to 1991. Prior to joining Intelsat, Mr. Kinzie worked from 1966 to 1987 in a number of positions with COMSAT Corporation including President, Communications Services Division and President of COMSAT General Corporation. Prior to joining COMSAT Corporation in 1966, Mr. Kinzie was an economist with the FCC from 1962 to 1965.

     RICHARD L. LESHER -- 65 -- Director of the Company since June 1997. Vice Chairman of the Board and Independent Company Director of Iridium LLC since June 1997. Dr. Lesher served as the President of the Chamber of Commerce of the United States, the world's largest association of business organizations, from 1975 to 1997, when he retired.

     GEORG KELLINGHUSEN -- 51 -- Director of the Company since April 1999. Director of Iridium LLC since January 1999. Prior thereto, Mr. Kellinghusen served in several positions for Bertelsmann and from 1981 to 1986 as Commercial Director and Managing Director of the German-Language Books Production Division. Mr. Kellinghusen served as CFO and later Chairman of the Board of Management of Varta-Bosch Ltd. From 1989 to 1996. Since August 1997, he has served as CFO and as a Member of the Board of Management of o.tel.o communications GmbH & Co. Since January 1999, Mr. Kellinghusen has also served as Chairman of the Advisory Board of Iridium Communications Germany Ltd.

     ALBERTO FINOL -- 63 -- Deputy Chairman and Director of the Company since December 1996. Director of Iridium LLC since July 1993. Mr. Finol has been the President of Ilapeca, a Venezuelan holding company with interests in dairy products, supermarkets, pharmaceuticals and communica-tions, since 1990 and has served as a Director since 1966. He is the Chairman of Iridium SudAmerica and the Chairman and a major shareholder of Iridium Andes-Caribe Ltd., one of the owners of Iridium SudAmerica. He has also served as the Director of Group Zuliano, a major Venezuelan petrochemical holding group. He represented his native region of Zulia in the Venezuelan Congress from 1969 to 1993.

     WILLIAM A. SCHREYER -- 71 -- Director of the Company since June 1997. Independent Company Director of Iridium LLC since June 1997. Mr. Schreyer is Chairman Emeritus of Merrill Lynch & Co., Inc. and served as Chairman of the Board from April 1985 until his retirement in June 1993, and as Chief Executive Officer from July 1984 through April 1992. Mr. Schreyer is currently a Director of Callaway Golf Company, Deere & Company, and Schering-Plough Corporation.

     YOSHIHARU YASUDA -- 58 -- Director of the Company since December 1996. Director of Iridium LLC since January 1996. Mr. Yasuda has been President of Nippon Iridium Corporation since 1996 (was Director since 1995) and has been Vice President of Nippon Iridium (Bermuda) Ltd. since 1997 and a Director since June 1995. Mr. Yasuda was Director of DDI Corporation from 1992 to 1995. Prior to joining DDI Corporation, Mr. Yasuda was with the Sanwa Research Institute and the Sanwa Bank Ltd.

MEETINGS OF THE BOARD OF DIRECTORS OF THE COMPANY

     During 1998, the Board of Directors of the Company had six (6) meetings. Of the meetings held, five (5) of the meetings were in person and one (1) meeting was via teleconference. All incumbent Directors attended 75% or more of the combined total meetings of the Board of Directors during 1998.

COMMITTEES OF THE BOARD OF DIRECTORS OF THE COMPANY

     The Board of Directors has no standing committees. The Board of Directors may form ad hoc committees from time to time, as necessary. Because the Company's only asset is its membership interests in Iridium LLC and the Company's only business is participating in the management of Iridium LLC, the Audit Committee of the Iridium LLC Board of Directors acts as an audit committee on behalf of the Company. The present members of the Audit Committee of the Iridium LLC Board of Directors are Gordon J. Comerford (Chairman), Giuseppe Morganti, Yusai Okuyama, Tao-Tsun Sun, and Richard L. Lesher. This committee held four (4) meetings during 1998.

     Mr. Comerford has been a Director of Iridium LLC since July 1993 and formerly served as Senior Vice President of Motorola, Inc. since 1989. Mr. Morganti has been a Director of Iridium LLC since April 1996, has served as Chief Executive Officer and Managing Director of Iridium Italia S.p.A. since August 1996 and has been with STET (now Telecom Italia) since 1984 in various management positions. Mr. Okuyama has been Director of Iridium LLC since July 1996 and has been President of DDI Corporation since 1993. Mr. Sun has been a Director of Iridium LLC since January 1994 and has been Executive Director and President of Pacific Electric Wire & Cable Co., Ltd. since 1986. Dr. Lesher is the Independent Company Director appointed to the Audit Committee of the Iridium LLC Board of Directors. Dr. Lesher's biography appears above.

     All members of the Audit Committee of Iridium LLC attended at least 75% of the committee meetings, except for Mr. Sun, who attended 50% of the committee meetings.

     The Compensation Committee of the Iridium LLC Board of Directors acts as a compensation committee on behalf of the Company. For a description of this committee, see "Compensation of Executive Officers of Iridium
LLC -- Compensation Committee Interlocks and Insider Participation".

INDEPENDENT DIRECTORS' COMPENSATION

     Directors of the Company other than the Independent Company Directors receive no fees for their services as Directors. Since June 1997, Dr. Lesher and Mr. Schreyer have served as the

Independent Company Directors. Pursuant to the Management Services Agreement, Iridium LLC pays each Independent Company Director $20,000 per year for their service as Independent Company Directors, plus $2,500 for attendance at each regular quarterly meeting of the Board of Directors of each of the Company and Iridium LLC, or any committee meeting of the Board of Directors of Iridium LLC held concurrently therewith. Each Independent Company Director also receives $500 for any extraordinary or telephonic meeting attended and reimbursement for ordinary expenses incurred in connection with attendance at any meeting of the Board of Directors (or committees thereof) of the Company or Iridium LLC. In addition, in 1998 Iridium LLC (pursuant to the Iridium Option Plan) granted each of Dr. Lesher and Mr. Schreyer options to purchase 1,000 shares of Common Stock at the market price on the date of the award.

APPROVAL BY MEMBERS

     In order to be elected, a nominee must receive a majority of the votes cast at the 1999 Annual General Meeting. Shares may be voted for or against each nominee. Abstentions and broker non-votes will have no effect on the outcome of the election because Directors will be elected by a majority of the votes cast for Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN. UNLESS INDICATED OTHERWISE BY YOUR PROXY VOTE, YOUR SHARES OF COMMON STOCK WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF SUCH NOMINEES.

                                   ITEM NO. 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

     KPMG LLP served as the Company's independent auditors for the fiscal years ended December 31, 1997 and 1998.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999.

     Because the Company's only assets are its Class 1 Membership Interests in Iridium LLC and its rights to acquire Class 1 Membership Interests in Iridium LLC, and the Company's only business is participating in the management of Iridium LLC, the Audit Committee of the Iridium LLC Board performs the functions of an audit committee on behalf of the Company. The Audit Committee of the Iridium LLC Board makes recommendations to the Board of Directors of the Company concerning the engagement of independent auditors and the scope of the audit to be undertaken. The Audit Committee of the Iridium LLC Board has recommended the appointment of KPMG LLP as the Company's independent auditors for 1999. For biographical information regarding the members of the Audit Committee of the Iridium LLC Board of Directors see "Election of Directors -- Committees of the Board of Directors of the Company".

     KPMG LLP also serves as the independent auditors for Iridium LLC and its subsidiaries.

     Representatives of KPMG LLP are expected to be present at the 1999 Annual General Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from members.

APPROVAL BY MEMBERS

     In order to be approved, the resolution to approve the appointment of KPMG LLP as the Company's independent auditors must receive a majority of the votes cast.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999. UNLESS INDICATED OTHERWISE BY YOUR PROXY VOTE, YOUR SHARES OF COMMON STOCK WILL BE VOTED FOR THE APPROVAL OF APPOINTMENT OF KPMG LLP.

               SECURITY OWNERSHIP OF DIRECTORS OF THE COMPANY AND
                   MANAGEMENT OF THE COMPANY AND IRIDIUM LLC

     There are no persons known by the Company to own beneficially more than five percent of the Common Stock. The following table sets forth certain information regarding beneficial ownership of Common Stock as of April 1, 1999, by (i) the current Directors of the Company (which include all nominees for Director), (ii) the five Named Executive Officers (as defined) of Iridium LLC listed in the Summary Compensation Table, and (iii) all current Directors of the Company and the executive officers of the Company and Iridium LLC as a group.

                                                       AMOUNT AND NATURE OF
                NAME OF INDIVIDUAL                  BENEFICIAL OWNERSHIP(1)(2)   PERCENT OF CLASS(1)
                ------------------                  --------------------------   -------------------
Robert W. Kinzie..................................           111,382(3)                    *
Edward F. Staiano.................................           424,900                    2.15%
Mauro Sentinelli..................................            31,522                       *
Leo Mondale.......................................            67,792                       *
F. Thomas Tuttle..................................            28,500                       *
Alberto Finol.....................................           127,900(4)                    *
Georg Kellinghusen................................                --                      --
Richard L. Lesher.................................             9,383                       *
William A. Schreyer...............................            10,383                       *
Yoshiharu Yasuda..................................             2,000                       *
All Directors of IWCL and the Executive Officers
  of IWCL And Parent as a Group...................           813,762                    4.12%

---------------
 *   Represents holdings of less than one percent.

(1) Includes shares which, as of April 1, 1999, may be acquired within sixty days pursuant to the exercise of options (which shares are treated as outstanding for the purposes of determining beneficial ownership and computing the percentage set forth).

(2) Except as noted, all shares are owned directly with sole investment and voting power.

(3) Includes 1,500 shares owned by Mr. Kinzie's wife, as to which Mr. Kinzie disclaims beneficial ownership.

(4) Includes 122,900 shares owned by Mr. Finol's holding company and 5,000 shares owned by Mr. Finol's wife. Mr. Finol disclaims beneficial ownership of the shares owned by his wife.

                   MANAGEMENT OF THE COMPANY AND IRIDIUM LLC

EXECUTIVE OFFICERS OF THE COMPANY AND IRIDIUM LLC

     The Company's only business is participating in the management of Iridium LLC. Each executive officer of the Company is also an executive officer of Iridium LLC, except the Secretary of the Company, Wayne Morgan, who under Bermuda law must be a resident of Bermuda. The Company has no salaried employees. Executive officers of Iridium LLC who also serve as executive officers of the Company are not separately compensated for their services to the Company. Mr. Morgan is compensated for his services as Secretary of the Company by Iridium LLC.

     Accordingly, set forth below is information concerning each executive officer of the Company and Iridium LLC. Unless otherwise noted, each executive officer of the Company and each executive officer of Iridium LLC holds office until a successor is duly elected and qualified.

     EDWARD F. STAIANO -- Chairman of the Board of the Company since May 1997 and Chief Executive Officer of the Company since March 1997. Vice Chairman and Chief Executive Officer of Iridium LLC since January 2, 1997 and Director of Iridium LLC since October 1994. For biographical information see "Election of Directors".

     MAURO SENTINELLI -- Executive Vice President -- Marketing and Distribution, Iridium LLC since August 1, 1997. Prior thereto, Mr. Sentinelli was Deputy Director General in charge of Strategic Planning, Strategic Marketing and International Affairs for Telecom Italia Mobile from 1995 to 1997 and Deputy Managing Director for 1994 to 1995. He joined SIP, Telecom Italia's predecessor, in 1974, and held various positions in engineering, marketing and strategic planning. He became head of Business Development of the Mobile Service Department in 1988 and launched the company's cellular service. Mr. Sentinelli is not an executive officer of the Company.

     O. BRUCE DALE -- Senior Vice President -- Network Operations, Iridium LLC since April 1995. Prior thereto, Mr. Dale served in a number of positions at Bell Communications Research ("Bellcore") including, General Manager, Service Assurance Systems and General Manager, Planning & Engineering System from March 1993 to April 1995, Vice President, Customer Service Center from January 1992 to March 1993, and Assistant Vice President, Provisioning Systems Laboratory from January 1990 to January 1992. From March 1982 to December 1989, Mr. Dale served as Director of Data Network Systems Development Laboratory for AT&T Bell Laboratories. Mr. Dale is not an executive officer of the Company.

     MARK GERCENSTEIN -- Senior Vice President -- Business Operations, Iridium LLC since August 1992. Prior thereto, Mr. Gercenstein was Director of Marketing of Motorola Satellite Communications from 1990 to 1992. Prior to assuming that position, Mr. Gercenstein held various marketing and engineering assignments at Motorola Government Electronics Group from 1984 to 1990, Spar Aerospace from 1985 to 1987 and Bendix Aerospace from 1975 to 1982. Mr. Gercenstein is not an executive officer of the Company.

     LEO MONDALE -- Senior Vice President -- Strategic Planning and Business Development, Iridium LLC since January 1995. From July 1993 until January 1995, Mr. Mondale served as Vice President, Government Affairs and Strategic Planning, Iridium LLC and from January 1991 to July 1993 as Vice
President -- International Relations, Iridium LLC. From July 1, 1990 to January 31, 1992, he was Director of International Relations for the Satellite Communications unit of Motorola, Inc. Before joining Motorola, Inc., Mr. Mondale served as Vice President of the Fairchild Space & Defense Corporation, where he was responsible for the international and commercial activities of Fairchild Space from 1989 to 1990. Prior to joining Fairchild, Mr. Mondale was Legal Counsel to the then Space Division of Matra, S.A. (now Matra-Marconi Space, N.V.), based in Paris, France, following several years of private legal practice in Washington, D.C. Mr. Mondale is not an executive officer of the Company.

     LAURI J. FITZ-PEGADO -- Vice President -- Global Gateway Relations, Iridium LLC since May 1997. Prior thereto, Ms. Fitz-Pegado served at the U.S. Department of Commerce as the Director General and Assistant Secretary of the U.S. & Foreign Commercial Service (US&FCS) International Trade Administration from June 1994 to June 1997 and as a Special Advisor to the Secretary of Commerce from June 1993 to June 1994. From June 1982 to June 1993, Ms. Fitz-Pegado worked at Hill & Knowlton Public Affairs Worldwide, most recently as Managing Director and Senior Vice President. Ms. Fitz-Pegado is not an executive officer of the Company.

     F. THOMAS TUTTLE -- Vice President and General Counsel of the Company since April 1998. Assistant Secretary of the Company since December 1996. Vice President, General Counsel and Secretary, Iridium LLC since April 1996. Mr. Tuttle had been employed by Iridium LLC as Assistant Secretary since January 1994 and as Deputy General Counsel since November 1993. Mr. Tuttle was in private law practice in Washington, D.C. from 1986 to 1994. Prior thereto, he served as Vice President, Regulatory and Industry Relations with Satellite Business Systems and held senior legal positions with COMSAT Corporation.

     WAYNE MORGAN -- Secretary of the Company. Mr. Morgan has been employed as a corporate manager by Codan Services Ltd. in Bermuda since August 1996. Prior thereto, Mr. Morgan served Johnson & Higgins (Bermuda) Limited from 1980 to 1996 in a number of positions including Vice President and Manager of Support Services, Senior Vice President, Client Account Management and Senior Vice President, Principal Branch Manager. Prior to joining Johnson & Higgins, Mr. Morgan was the Deputy Accountant General for the Government of Bermuda from 1975 to 1980. Mr. Morgan is not an executive officer of Iridium LLC.

DIRECTORS OF THE COMPANY

     EDWARD F. STAIANO -- Chairman of the Board of the Company since May 1997. For biographical information see "Election of Directors".

     ALBERTO FINOL -- Deputy Chairman and Director of the Company since December 1996. Director of Iridium LLC since July 1993. For biographical information see "Election of Directors".

     GEORG KELLINGHUSEN -- Director of the Company since April 1999. Director of Iridium LLC since January 1999. For biographical information see "Election of Directors".

     ROBERT W. KINZIE -- Director of the Company since December 1996. Chairman of the Board of Iridium LLC since October 1991. For biographical information see "Election of Directors".

     RICHARD L. LESHER -- Director of the Company since June 1997. Vice Chairman of the Board and Independent Company Director of Iridium LLC since June 1997. For biographical information see "Election of Directors".

     WILLIAM A. SCHREYER -- Director of the Company since June 1997. Independent Company Director of Iridium LLC since June 1997. For biographical information see "Election of Directors".

     YOSHIHARU YASUDA -- Director of the Company since December 1996. Director of Iridium LLC since January 1996. For biographical information see "Election of Directors".

               COMPENSATION OF EXECUTIVE OFFICERS OF IRIDIUM LLC

     The Company has no salaried employees. Each executive officer of the Company is also an executive officer of Iridium LLC, except the Secretary of the Company, Wayne Morgan, who under Bermuda law must be a resident of Bermuda. Executive officers of Iridium LLC who are also executive officers of the Company are not separately compensated for their services to the Company. Mr. Morgan is compensated for his services as Secretary of the Company by Iridium LLC.

     Accordingly, the following table sets forth the compensation paid for the fiscal year ended December 31, 1998 to those persons who were, at December 31, 1998, the Chief Executive Officer of Iridium LLC and the four next most highly compensated executive officers of Iridium LLC (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                        ANNUAL COMPENSATION                  COMPENSATION
                             -----------------------------------------   ---------------------
                                                                          NUMBER OF
                                                                          SECURITIES
NAME AND PRINCIPAL POSITION                               OTHER ANNUAL    UNDERLYING     LTIP     ALL OTHER
     WITH IRIDIUM LLC        YEAR    SALARY    BONUS(a)   COMPENSATION   OPTIONS/SARS   PAYOUT   COMPENSATION
---------------------------  ----   --------   --------   ------------   ------------   ------   ------------
Edward F. Staiano..........  1998   $500,000         --     $160,039(b)         --      --          $5,000(c)
 Vice Chairman and Chief     1997   $500,000         --     $187,827       750,000      --          $4,750
  Executive Officer          1996         --         --           --            --      --              --

Robert W. Kinzie...........  1998   $390,080   $100,000           --            --      --          $9,093(d)
 Chairman                    1997   $368,424   $154,560           --        90,000      --          $8,462
                             1996   $344,000   $117,669           --        90,000      --          $7,819

Mauro Sentinelli...........  1998   $500,000         --     $176,357(e)     20,000      --          $5,000(c)
 Executive Vice              1997   $208,333         --     $ 20,053        75,000      --          $4,750
   President --
  Marketing & Distribution   1996         --         --           --            --      --              --

Leo Mondale................  1998   $287,833   $110,000           --        17,500      --          $5,000(c)
 Senior Vice President --    1997   $262,504   $110,000           --        67,500      --          $4,750
  Strategic Planning &       1996   $220,561   $100,000           --        45,000      --          $4,500
   Business Development

F. Thomas Tuttle...........  1998   $257,292   $ 95,000           --        30,000      --          $5,000(c)
 Vice President -- General   1997   $222,611   $ 69,086           --            --      --          $4,750
  Counsel and Secretary      1996   $190,000   $ 36,438           --        30,000      --          $4,500

---------------
(a) Through the fiscal year ending December 31, 1995, Iridium LLC maintained the Iridium Long Range Incentive Plan of 1993 (the "Plan"). The Plan was terminated as of December 31, 1995. Final awards for performance in Fiscal Year 1995 were determined by the Compensation Committee of the Iridium LLC Board in April 1996. The Iridium Option Plan (described under "-- Option Plan" below) was at that time substituted for the Plan. Under the Long Range Incentive Plan amounts were earned each year and credited to an account established for the participant. Amounts in each account earn interest at 1% over the prime rate until the end of the performance cycle which runs from 1993 through 1998. The amounts in each account will become payable in fiscal year 1999, subject to forfeiture in the event the participant's employment with Iridium is terminated for any reason other than death, disability, retirement or a change from full-time to part-time employment.

(b) This amount includes amounts paid to Dr. Staiano for airplane expenses ($53,663), a salary gross-up to cover taxes incurred ($87,880), apartment ($38,447) and car lease ($7,837).

(c) Iridium LLC matching contributions to 401(k) plan.

(d) This amount includes the value of term life insurance provided to Mr. Kinzie ($4,093) and Iridium LLC's matching contribution to 401(k) plan ($5,000).

(e) This amount includes amounts paid to Mr. Sentinelli for personal travel ($19,967), apartment and furniture expenses ($73,591) and a salary gross-up to cover taxes incurred ($82,799).

EMPLOYMENT ARRANGEMENTS

     On January 2, 1997, Edward F. Staiano became Chief Executive Officer of Iridium LLC and Vice Chairman of the Iridium LLC Board. Pursuant to the terms of his employment agreement, Dr. Staiano will receive a base salary of $500,000 per year. In addition to base salary, Iridium LLC has agreed to provide Dr. Staiano, at its expense, with a car, a furnished apartment in Washington, D.C. and access to a corporate jet aircraft. Iridium LLC has agreed to provide reimbursement for any tax liability created as a result of the use of those items. Dr. Staiano was also awarded options to purchase 750,000 shares of Common Stock at a price of $13.33 per share. The options vest, pro rata, over a period of five years. Vested options may be exercised at any time after a public offering. Dr. Staiano's options will continue to vest even if his employment is terminated by Iridium, other than for cause, so long as he is not retained or employed by a competitor. Dr. Staiano does not receive an annual bonus or participate in Iridium LLC's retirement plans.

OPTION GRANTS

     The following table sets forth the options granted for the fiscal year ended December 31, 1998 for each Named Executive Officer.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS
                       -------------------------------                              POTENTIAL REALIZABLE VALUE
                                         PERCENT OF                                   AT ASSUMED ANNUAL RATES
                        NUMBER OF          TOTAL                                          OF STOCK PRICE
                        SECURITIES      OPTIONS/SARS                                     APPRECIATION FOR
                        UNDERLYING       GRANTED TO      EXERCISE OF                      OPTION TERM(a)
                       OPTIONS/SARS     EMPLOYEES IN     BASE PRICE    EXPIRATION   ---------------------------
        NAME             GRANTED        FISCAL YEAR        ($/SH)         DATE         5%($)         10%($)
        ----           ------------   ----------------   -----------   ----------   -----------   -------------
Edward F. Staiano....         --              --                --           --            --              --
Robert W. Kinzie.....         --              --                --           --            --              --
Mauro Sentinelli.....     20,000            3.19%          $32.750      1/19/08      $412,000      $1,044,000
Leo Mondale..........     17,500            2.79%          $32.750      1/19/08      $360,500      $  913,500
F. Thomas Tuttle.....     30,000            4.78%          $32.750      1/19/08      $618,000      $1,566,000

---------------
(a) This figure is achieved by multiplying the number of Options by the Final Assumed Appreciated Stock Price at the end of the Option Term, and then subtracting the original cost of the Options, which is the number of Options multiplied by the Exercise or Base Price.

YEAR-END OPTION/SAR TABLE

     The following table shows certain information with respect to stock options held as of December 31, 1998 by the named executive officers.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                                          NUMBER OF
                               SHARES                                                UNEXERCISED OPTIONS
                              ACQUIRED                                              AT FISCAL YEAR-END(a)
                                 ON      OPTIONS    VALUE     DATE OF   MONTHS   ---------------------------
        NAME           YEAR   EXERCISE   GRANTED   REALIZED   OPTION     HELD    EXERCISABLE   UNEXERCISABLE
        ----           ----   --------   -------   --------   -------   ------   -----------   -------------
Edward F. Staiano....  1998        --        --          --        --     --       287,500        462,500
Robert W. Kinzie.....  1998        --        --          --        --     --        82,500         97,500
Mauro Sentinelli.....  1998    12,500    20,000    $779,688   1/20/98     12        13,667         68,833
Leo Mondale..........  1998        --    17,500          --   1/20/98     12        51,958         78,042
F. Thomas Tuttle.....  1998        --    30,000          --   1/20/98     12        21,000         39,000

                          NUMBER OF UNEXERCISED
                              IN-THE-MONEY
                               OPTIONS/SAR
                          AT FISCAL YEAR-END(b)
                       ---------------------------
        NAME           EXERCISABLE   UNEXERCISABLE
        ----           -----------   -------------
Edward F. Staiano....   11,374,363    $18,297,888
Robert W. Kinzie.....    3,263,948    $ 3,857,393
Mauro Sentinelli.....      540,708    $ 2,723,240
Leo Mondale..........    2,055,614    $ 3,087,576
F. Thomas Tuttle.....      830,823    $ 1,542,957

---------------
(a) These figures include Options granted before fiscal year 1998.

(b) The closing price of Common Stock on the last day of fiscal year was $39.563 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Iridium LLC Board of Directors determines the compensation of the executive officers of Iridium LLC consistent with guidelines established by the Iridium LLC Board of Directors. The Compensation Committee held four (4) meetings during 1998. The members of the Compensation Committee for the fiscal year ending December 31, 1998 were John F. Mitchell (Chairman), Alberto Finol, Richard L. Lesher, George S. Medawar, Jung L. Mok, John A. Richardson, Sribhumi Sukhanetr, Yoshiharu Yasuda and Wang Mei Yue.

     Mr. Mitchell has been a Director of Iridium LLC since July, 1993 and formerly served as an executive officer and is a retired Vice Chairman of the Board of Directors of Motorola. Mr. Finol serves as the Deputy Chairman of the Company. His biography appears above. Dr. Lesher is the Independent Company Director appointed to the Compensation Committee of the Iridium LLC Board of Directors. Dr. Lesher's biography appears above. Dr. Medawar was a Director of Iridium LLC from July, 1993 through March, 1998 and served as Group Senior Advisor to the Mawarid Holding Company and Director of Mawarid Services (UK Limited) since 1987. Dr. Medawar has also been a board member of ACE (Insurance) Holding Inc. since 1978 and of Orbit Communications Company Limited since 1993. Dr. Medawar served as Chairman of the Board of Directors at Halston Borghese International from 1991 to 1994. Mr. Mok was a Director of Iridium LLC since 1994 and has served as a Director and as the Senior Executive Vice President of SK Telecom since 1994. Mr. Richardson has been a Director of Iridium LLC since March, 1998 and has served as Chief Executive Officer of Iridium Africa since 1998. Mr. Richardson previously was Chairman and CEO of Barclays-BZW Asia and prior thereto was CEO of Hutchison Whampoa Ltd. (Hong Kong) from 1979 to 1984. Mr. Sukhanetr has been a Director of Iridium LLC since 1993 and has served as the Chairman of United Communication Industry Ltd. ("UCOM") and of Thai Satellite Telecommunications Co., Ltd., a subsidiary of UCOM, since 1992. Mr. Yasuda is a Director of the Company and his biography appears above. Dr. Yue has served as a Director of Iridium LLC since 1995, as Chairman and President of Iridium China (Hong Kong) Ltd. since 1995, as Chairman and President of China Aerospace International Holdings Ltd., Hong Kong since 1993 and as Chairman of China Southern Telecommunication Co., Ltd. since 1991. Upon his appointment to the Iridium LLC Board in March, 1998, Mr. Richardson assumed the position on the Compensation Committee formerly held by Dr. Medawar, who stepped down from the Board in March, 1998. Upon his appointment to the Iridium LLC Board in January, 1999, Moon Soo Pyo assumed the position on the Compensation Committee formerly held by Dr. Mok, who stepped down from the Board in January, 1999. All members of the Compensation Committee attended at least 75% of the committee meetings.

                               PENSION PLAN TABLE

                                                          YEARS OF SERVICE
                                        ----------------------------------------------------
             COMPENSATION                  15         20         25         30         35
             ------------               --------   --------   --------   --------   --------
125,000...............................  $ 36,964   $ 49,286   $ 61,607   $ 76,929   $ 86,250
150,000...............................    45,000     60,000     75,000     90,000    105,000
175,000...............................    53,036     70,714     88,393    106,071    123,750
200,000...............................    61,071     81,429    101,786    122,143    142,500
225,000...............................    69,107     92,143    115,179    138,214    161,250
250,000...............................    77,143    102,857    128,571    154,286    180,000
300,000...............................    93,214    124,286    155,357    186,429    217,500
400,000...............................   125,357    167,143    208,929    250,714    292,500
450,000...............................   141,429    188,571    235,714    282,857    330,000
500,000...............................   157,500    210,000    262,500    315,000    367,500

     Iridium LLC maintains the Iridium LLC Pension Plan, or "Pension Plan", for the benefit of its employees. The Pension Plan is a defined benefit plan and is qualified under the provisions of the U.S. Internal Revenue Code related to such plans. Benefits payable under the Pension Plan are computed on the basis of a single life annuity payable at age 65 and are subject to a partial offset by Social Security payments. Compensation taken into account for purposes of computing the benefits payable under the Pension Plan generally includes final average salary, bonuses and qualified salary deferrals. Although the U.S. Internal Revenue Code of 1986, as amended, limits the amount of covered compensation under the Pension Plan to $150,000 subject to adjustment, or the "Compensation Cap", the table above also reflects benefits payable under a supplemental retirement income plan, or the "Supplemental Plan", established by Iridium LLC for the benefit of employees whose compensation exceeds the Compensation Cap or whose benefit would be limited by Section 415 of the U.S. Internal Revenue Code. Benefits under the Supplemental Plan are calculated in the same manner as the Pension Plan. Under the Supplemental Plan, Iridium LLC will pay the employee an amount which together with the amounts due under the Pension Plan will equal what the employee would have received under the Pension Plan if the Compensation Cap was not in effect. Mr. Kinzie has seven years of credited service; Mr. Sentinelli has one year of credited service; Mr. Mondale has eight years of credit service; and Mr. Tuttle has five years of credited service. Messrs. Kinzie, Mondale and Tuttle participate in the Pension Plan but do not participate in the Supplemental Plan.

     Iridium LLC maintains a supplementary retirement plan for selected senior officers. The plan provides for an annual income, normally beginning at age 60, equal to the larger of (i) 40% of the participant's compensation (salary plus an adjustment for bonuses) at retirement or (ii) the annual benefit calculated using the formula under the Supplemental Plan, in either case reduced by any amount payable under the Pension Plan. Regardless of which formula is used, the total retirement income cannot exceed 70% of an individual's retiring salary. At retirement a participant receives an annuity purchased by Iridium from an insurance company sufficient to make the payments required. Iridium LLC also pays to the participant or to the proper taxing authorities an amount sufficient to pay the income taxes arising from the purchase of the annuity for the participant. A participant also has the option of receiving a lump sum equal to the purchase price of the annuity. As with the annuity Iridium LLC pays the income taxes arising from the payment of the lump sum.

                      REPORT OF THE COMPENSATION COMMITTEE
                                 OF IRIDIUM LLC
                           ON EXECUTIVE COMPENSATION

     The Company has no salaried employees. Each executive officer of the Company is also an executive officer of Iridium LLC, except the Secretary of the Company, Wayne Morgan, who under Bermuda law must be a resident of Bermuda. Executive officers of Iridium LLC who are also executive officers of the Company are not separately compensated for their services to the Company. Mr. Morgan is compensated for his services as Secretary of the Company by Iridium LLC. Accordingly, this discussion addresses the executive compensation of Iridium LLC.

     The Compensation Committee of the Iridium LLC Board of Directors oversees the Compensation Program for executive officers of Iridium LLC. The Committee discusses and reviews in detail the compensation of the Chief Executive Officer and other executive officers of the Company and recommends to the Board of Directors of Iridium LLC for its approval changes in compensation for those executive officers. The Compensation Committee also awards stock options pursuant to the Iridium Option Plan in accordance with the Iridium Compensation Program.

     The Compensation Committee of Iridium LLC is composed entirely of independent, non-employee Directors of Iridium LLC. Dr. Lesher, an Independent Company Director, Mr. Finol and Mr. Yasuda are the Directors of the Company who served on the Compensation Committee of the Iridium LLC Board of Directors in the fiscal year ending December 31, 1998.

                OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

     The success of Iridium LLC centers on its ability to attract, motivate and retain the highest caliber executives. Iridium LLC's key executives are critical to the development and long-term success of Iridium LLC and, accordingly, the Company. Based on the schedule-driven nature of the Iridium endeavor, the Iridium LLC compensation system rewards performance. Salary increases, promotions, bonuses and awards under the Iridium Option Plan are directly affected by the level of achievement of agreed upon goals and objectives.

                 SUMMARY OF THE EXECUTIVE COMPENSATION PROGRAM

     Iridium LLC has implemented a total compensation strategy to retain its existing talent, as well as attract those needed in the future. Iridium LLC's Compensation Program has three components: base salaries, incentive bonuses and options.

     Base Salaries. Base salaries are periodically reviewed and compared to industry standards using leading telecommunications surveys, as well as to the data generated by an independent compensation consulting firm. When needed, the base salaries of selected officers may be adjusted to meet peers in the market. An independent compensation consulting firm provides market specific comparison data for similar positions within the marketplace. Merit increases occur at the employee's anniversary date and are a result of an evaluation of the level of the individual achievements, and Iridium LLC's attainment of major milestones. Officers' increases are recommended by the Chief Executive Officer and presented to the Compensation Committee for approval and final presentation to the Board.

     Incentive Bonus Plan. Incentive bonus awards under the Incentive Bonus Plan are tied to specific targets for each employee that are set at the beginning of the year. The achievements are specific, weighted and tied to a specific date. Officers split their expected results between individual performance and corporate achievements. Awards are expressed as a percentage of annual base salary, with a maximum possible award of 100%.

     Options. The granting of options to officers of Iridium LLC is based on comparable practices among peer companies as well as salary grade, historical precedent, and the achievement of individual and company goals as specified by the officer. Because of the individual nature of each officer's goals and objectives, achievement is determined by the Chief Executive Officer, who then recommends an option award for the officer to the Compensation Committee. The Compensation Committee, in turn, has the discretion to alter this amount if it so chooses. Awards are made pursuant to the Iridium Option Plan generally on a yearly basis, or at whatever intervals are deemed appropriate by the Compensation Committee.

                      CHIEF EXECUTIVE OFFICER COMPENSATION

     Pursuant to a written letter agreement dated December 2, 1996, compensation for Dr. Staiano, Chief Executive Officer and Vice Chairman of the Iridium Board, who began employment with Iridium LLC on January 1, 1997, consists of a base salary of $500,000 per year. In addition to the base salary, Iridium LLC has agreed to provide Dr. Staiano, at its expense, with a car, a furnished apartment in Washington, D.C. and access to a corporate jet aircraft. Iridium LLC has agreed to provide reimbursement for any tax liability created as a result of those items. Dr. Staiano was also awarded 750,000 options to purchase shares of Common Stock at a price of $13.33 per share. These options vest, pro rata, over a period of five years. Vested options may be exercised at any time. Dr. Staiano's options will continue to vest even if his employment is terminated by Iridium LLC, other than for cause, so long as he is not retained or employed by a competitor. Dr. Staiano does not receive an annual bonus or participate in Iridium LLC's retirement plans.

COMPENSATION COMMITTEE OF THE IRIDIUM LLC BOARD OF DIRECTORS (AS OF APRIL 1,
1999):

    John F. Mitchell, Chairman
     Alberto Finol
     Richard L. Lesher
     Moon Soo Pyo
     John A. Richardson
     Sribhumi Sukhanetr
     Yoshiharu Yasuda
     Wang Mei Yue

                            STOCK PERFORMANCE GRAPH

     The performance graph below compares the performance of Common Stock with the cumulative total return of the Nasdaq Stock Market Composite Index (U.S. and Foreign) and the Nasdaq Telecommunications Index through December 31, 1998. The graph assumes $100 was invested in the Common Stock on June 10, 1997, the date on which the Common Stock (Nasdaq: "IRID") was first listed on the Nasdaq National Market, and that $100 was invested in each index on May 31, 1997.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG IRIDIUM WORLD COMMUNICATIONS LTD.,
            THE NASDAQ STOCK MARKET COMPOSITE INDEX (U.S. & FOREIGN)
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

                              [PERFORMANCE GRAPH]

                                      Iridium World        Nasdaq Stock
                                     Communications      Market (U.S. &            Nasdaq
                                          Ltd.              Foreign)        Telecommunications
                                                           (Dollars)
 6/10/97                                   100                 100                  100
 6/97                                       91                 103                  108
 9/97                                      206                 121                  125
 12/97                                     183                 112                  137
 3/98                                      312                 132                  173
 6/98                                      266                 135                  184
 9/98                                      191                 121                  164
 12/98                                     198                 155                  223

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Each of the Directors of the Company is also a Director of Iridium LLC and its wholly-owned subsidiary Iridium Operating LLC. Mr. Kellinghusen, a candidate for election as a Director of the Company, is the Chief Financial Officer and a Member of the Board of Management of o.tel.o communications GmbH & Co. Mr. Yasuda, a Director of the Company, is President of Nippon Iridium Corporation.

     Iridium Services Deutschland, a wholly-owned subsidiary of o.tel.o communications GmbH & Co., the parent of Vebacom Holdings, Inc. and a holder of approximately 8.34% of the Class 1 Membership Interests of Iridium LLC, owns and operates an Iridium service territory which serves several countries in or near Europe. Nippon Iridium Corporation, an affiliate of Nippon Iridium (Bermuda) Corporation, a holder of approximately 10.57% of the Class 1 Membership Interests of Iridium LLC, owns and operates an Iridium gateway service territory which serves Japan. Each of o.tel.o communications GmbH & Co. and Nippon Iridium (Bermuda) Corporation has entered into a Gateway Authorization Agreement with Iridium LLC, pursuant to which they, or their affiliates, will operate their respective Gateway service territory and provide gateway services. In addition, o.tel.o communications GmbH & Co. and Nippon Iridium (Bermuda) Corporation will serve as service providers in their respective gateway territories and, as such, will be entitled to payments from Iridium LLC associated with sales of Iridium Services.

     For a description of relationships and related transactions of Iridium LLC that do not involve Directors or officers of the Company, including Iridium LLC's relationships and transactions with Motorola, Inc. see the filings of Iridium LLC with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K. The Annual Report on Form 10-K is the joint report of the Company, Iridium LLC and the reporting subsidiaries of Iridium LLC.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other business to be transacted at the 1999 Annual General Meeting. If any other matter properly comes before the 1999 Annual General Meeting, the persons designated as proxies will have discretion to vote or act thereon in accordance with their best judgment, including to adjourn the meeting.

                     MANNER AND COST OF PROXY SOLICITATION

     All costs associated with the solicitation of proxies will be borne by Iridium LLC pursuant to the Management Services Agreement. In addition to the solicitation of proxies by use of the mails, officers, Directors and regular employees of the Company and Iridium LLC, acting on behalf of the Company's Board of Directors, may solicit proxies by telephone or personal interview. Iridium LLC will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that during 1998 all reports for the Company's executive officers and Directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed.

                                   PROPOSALS

     The Company anticipates that the next Annual General Meeting of Members will be held on or about May 16, 2000. A member who intends to present a proposal at the 2000 Annual General Meeting must submit the written text of the proposal to the Company no later than December 18, 1999, in order for the proposal to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. With respect to a member proposal submitted otherwise than for inclusion in the proxy statement, if notice of such proposal is not received by the Company prior to March 2, 2000, such proposal (i) shall be deemed untimely, and (ii) may not be properly brought before the Annual Meeting unless presented from the floor of the Annual Meeting, in which case the proxyholders may exercise discretionary voting authority to vote uninstructed proxies against such proposal.

     Such proposals should be addressed to F. Thomas Tuttle, Vice President, General Counsel and Assistant Secretary, Iridium World Communications Ltd., 1575 Eye Street, N.W., Suite 800, Washington, D.C. 20005.

                             FINANCIAL INFORMATION

     THE COMPANY'S 1998 ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 IS ENCLOSED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY MEMBER OF RECORD AS OF APRIL 1, 1999, WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE ANNUAL REPORT ON FORM 10-K IS THE JOINT ANNUAL REPORT OF THE COMPANY, IRIDIUM LLC AND THE REPORTING SUBSIDIARIES OF IRIDIUM LLC. ANY SUCH REQUEST SHOULD BE ADDRESSED TO F. THOMAS TUTTLE, VICE PRESIDENT, GENERAL COUNSEL AND ASSISTANT SECRETARY, IRIDIUM WORLD COMMUNICATIONS LTD., 1575 EYE STREET, N.W., SUITE 800, WASHINGTON, D.C. 20005.

                                          By order of the Board of Directors

                                          F. Thomas Tuttle

                                          F. Thomas Tuttle
                                          Vice President,
                                          General Counsel
                                          and Assistant Secretary

                                                                           ANNEX



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.  IF NO DIRECTION IS MADE, THE
PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND PROXYHOLDERS WILL VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY
PROPERLY COME BEFORE THE 1999 ANNUAL GENERAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

1. ELECTION OF DIRECTORS
      FOR all nominees    / /   AGAINST all nominees     / /         *EXCEPTIONS (as indicated    / /      ABSTAIN   / /
      listed below              listed below                          to the contrary below)

   Edward F. Staiano, Robert W. Kinzie, Richard L. Lesher, Alberto Finol, Georg Kellinghusen, William A. Schreyer, Yoshiharu Yasuda
   (INSTRUCTIONS:  TO VOTE AGAINST ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE
PROVIDED BELOW.)

*Exceptions
           -------------------------------------------------------------------------------------------------------------------------

2. Proposal to approve the appointment of KPMG
   LLP as the Company's independent auditors for the year ending December 31, 1999.


   FOR    / /        AGAINST   / /   ABSTAIN   / /

3. At their discretion upon such other matters as may properly come before
   the annual general meeting and any postponement or adjournment thereof.              Change of Address
                                                                                        Mark Here          / /


                                                                               Change of address comments on reverse side.

                                                                                (Signature should conform exactly as name shown on
                                                                                this proxy.  Executors, administrators, guardians,
                                                                                trustees, attorneys and officers signing for
                                                                                corporations should give full title.

                                                                                Dated_________________________________, 1999
                                                                                     (Please be sure to insert date.)

                                                                                Signed________________________________


Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.
                                                                                Votes MUST be indicated
                                                                                (X) in Black or Blue ink



-----------------------------------------------------------------------------------------------------------------------------------

                                     PROXY
                       IRIDIUM WORLD COMMUNICATIONS LTD.
      PROXY SOLICITED ON BEHALF OF THE COMPANY BY THE BOARD OF DIRECTORS
                  FOR THE ANNUAL GENERAL MEETING MAY 18, 1999

        The undersigned appoints F. Thomas Tuttle and Kevin J. Lavin, or any one of them, each with full power of substitution, as proxies for the undersigned, to vote, as designated below, all the shares of Class A Common Stock, par value $.01 per share, of Iridium World Communications Ltd. held of record by the undersigned on April 1, 1999, at the annual general meeting of members to be held May 18, 1999, or any adjournments thereof, and in their discretion to vote upon any other matters which may properly come before the meeting.


COMMENTS (Change of Address)

-------------------------

-------------------------                       IRIDIUM WORLD COMMUNICATIONS LTD.
                                                P.O. BOX 11428
-------------------------                       NEW YORK, N.Y. 10203-0428

-------------------------
(If you have written in the above space, please
mark the corresponding box on the reverse
side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxyholders cannot vote your shares unless you sign and return this card.
                                                          -------------
                                                          see reverse
                                                             side
                                                          -------------